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                                                                     EXHIBIT 5.1

                                [Sayles & Lidji]



November 30, 1999



U.S. Vision, Inc.
1 Harmon Drive
Glen Oaks Industrial Park
Glendora, New Jersey 08029


         Re: U.S. Vision, Inc. - Registration Statement on Form S-3


Gentlemen:

     We have acted as counsel to U.S. Vision, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, including exhibits thereto (the "Registration Statement"), covering up to 2,686,588 shares of the Company's common stock, par value $0.01 per share (the "Shares").

     We have examined the originals, or copies certified to our satisfaction, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Shares have been validly authorized and are legally issued, fully paid and nonassessable.

     We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                            Sincerely,

                                            SAYLES & LIDJI,
                                             A Professional Corporation

                                            By: /s/ Brian M. Lidji
                                            --------------------------
                                            Brian M. Lidji